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                                                                     Exhibit  99


[TELXON LOGO]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                     TELXON ANNOUNCES PRIVATE PLACEMENT OF
                         CONVERTIBLE SUBORDINATED NOTES

         NOVEMBER 27, 1995 -- AKRON, OHIO -- Telxon Corporation (TLXN - NASDAQ
NNM) announced today that it intends, subject to market and other conditions, to raise approximately $75 million through the sale of convertible subordinated notes in a private placement to certain institutional investors and non-U.S. investors and up to $86.25 million if an over-allotment option to be granted is exercised in full. The notes will be convertible into Telxon Common Stock.

         The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements.

                                     # # #

For more information:

Alex L. Csiszar
Senior Director, Investor Relations
Telxon Corporation
(216) 873-2961





             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                        800-800-8001/Fax (216) 873-2058